Exhibit 99.1

NEWS RELEASE

Contact:	Press	Investors
	Jim Sheehan	Monica Gould
	SeaChange	The Blueshirt Group
	1-978-897-0100 x3064	1-212-871-3927
	jim.sheehan@schange.com	monica@blueshirtgroup.com

SEACHANGE INTERNATIONAL REPORTS

FIRST QUARTER FISCAL 2015 RESULTS

•	New Design Win for Adrenalin and Nucleus with an Existing European Customer

•	Stock Buyback Authorization Increased from $25 Million to $40 Million

ACTON, Mass. (June 5, 2014) – SeaChange International, Inc. (NASDAQ: SEAC), a leading global multi-screen video software innovator, today reported first quarter fiscal 2015 revenue of $24.3 million and a non-GAAP operating loss of $7.2 million, or $0.22 per basic share, from continuing operations. In comparison, first quarter fiscal 2014 revenue was $35.6 million and non-GAAP operating income was $1.2 million, or $0.04 per fully diluted share, from continuing operations. The Company posted U.S. GAAP operating loss of $10.1 million, or $0.31 per basic share, for the first quarter of fiscal 2015, compared to a U.S. GAAP operating loss for the first quarter of fiscal 2014 of $1.8 million, or $0.05 per basic share. The Company’s U.S. GAAP first quarter fiscal 2015 results include charges of $3.0 million that are excluded from its non-GAAP results, which consisted primarily of stock-based compensation and amortization of intangible assets from prior acquisitions.

“In spite of the anticipated short-term challenges, which include significant declines in legacy product revenues and continuing delays in receiving customer acceptances for new products, as well as push outs of expected orders, SeaChange is continuing to invest in R&D to further enhance our next generation software products to support new and existing customer requirements,” said Raghu Rau, CEO, SeaChange. “While these investments impact short-term profitability, we believe they will create long-term value based on continuing customer traction of our next generation products. During the first quarter, we received acceptance of our Adrenalin multi-screen television platform from two service providers that was previously delayed. Since the end of the first quarter, we have also begun to receive orders from three large U.S. service providers that were expected earlier. We also have achieved a new design win with an existing customer for Adrenalin and our Nucleus video gateway software in an additional European country. Based on expected rollouts of our next generation products and customer upgrades, we remain confident that our revenue and profitability will improve sequentially in each of the next three quarters. We also expect to grow second half fiscal 2015 revenues and profitability year over year.”

-more-

SeaChange Q1 FY15 Results/Page 2

Anthony Dias, CFO, SeaChange, said, “As we’ve stated previously, our first quarter is typically our lowest period seasonally and this quarter’s results were compounded by significant legacy declines and delays in customer acceptances of new products. We expect our second quarter fiscal 2015 revenues to be in the range of $26 million to $30 million and non-GAAP operating loss between $0.10 and $0.20 per basic share. Driven by orders for our new products and lowered legacy revenue declines in the second half of this year, we expect revenues for full fiscal 2015 to be in the range of $125 million to $135 million and non-GAAP operating results to be in the range of a loss of $0.12 per share to an operating income of $0.10 per share.”

SeaChange ended the first quarter of fiscal 2015 with cash, cash equivalents and marketable securities of $116.6 million and no debt outstanding, compared to $128.1 million at the close of the fourth quarter of fiscal 2014. The Company repurchased $3.5 million of its outstanding shares under its $25 million stock buyback authorization during the first quarter. On May 31, 2014, SeaChange’s Board of Directors amended the plan, increasing the buyback authorization from $25 million to $40 million and extending the termination date of the plan from January 31, 2015 to April 30, 2015.

The Company will host a conference call to discuss its first quarter fiscal 2015 results at 5:00 p.m. ET today, Thursday, June 5, 2014. The call may be accessed at 877-407-8037 (U.S.) and 201-689-8037 (international) and via live webcast at www.schange.com/IR. For those unable to listen to the live conference call, a replay will be available through June 19, 2014 and may be accessed by dialing 877-660-6853 (U.S.) or 201-612-7415 (international). Callers will be prompted for replay conference ID number 1358-2281. An archived version of the webcast will also be available on the investor relations section of the Company’s website at www.schange.com/IR.

About SeaChange International

Ranked among the top 250 software companies in the world, SeaChange International, Inc. (NASDAQ: SEAC) enables transformative multi-screen video services through an open, cloud-based, intelligent software platform trusted by cable, telco and mobile operators globally. Personalized and fully monetized video experiences anytime on any device, in the home and everywhere, are the product of the Company’s superior multi-screen, advertising and video gateway software products.

SeaChange’s customers include many of the world’s most powerful media brands including all major cable operators in the Americas and Europe, and the largest telecom companies in the world. Headquartered in Acton, Massachusetts, SeaChange is TL 9000 certified and has product development, support and sales offices around the world. Visit www.schange.com.

-more-

SeaChange Q1 FY15 Results/Page 3

Safe Harbor Provision

Any statements contained in this press release that do not describe historical facts, including without limitation statements regarding future financial performance, next generation products and customer upgrades, and the repurchase of the Company’s shares, are neither promises nor guarantees and may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current assumptions and expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations. Factors that could cause actual future results to differ materially from current expectations include the following: the continued spending by the Company’s customers on video systems and services; the continued development of the multi-screen video market; the Company’s ability to successfully introduce new products or enhancements to existing products and the rate of decline in revenue attributable to our legacy products; worldwide economic cycles; measures taken to address the variability in the market for our products and services; uncertainties introduced by our prior evaluation of strategic alternatives; the Company’s transition to being a company that primarily provides software solutions; the loss of one of the Company’s large customers; the cancellation or deferral of purchases of the Company’s products; the length of the Company’s sales cycles; the timing of revenue recognition of new products due to customer integration and acceptance requirements; any decline in demand or average selling prices for our products; the Company’s ability to manage its growth; the risks associated with international operations; the ability of the Company and its intermediaries to comply with the Foreign Corrupt Practices Act; compliance with conflict minerals regulations; foreign currency fluctuation; the Company’s ability to protect its intellectual property rights and the expenses that may be incurred by the Company to protect its intellectual property rights; an unfavorable result of current or future litigation; content providers limiting the scope of content licensed for use in the video-on-demand market or other limitations in materials we use to provide our products and services; the risks associated with purchasing material components from sole suppliers and using a limited number of third-party manufacturers; the Company’s ability to obtain necessary licenses or distribution rights for third-party technology; the Company’s ability to compete in its marketplace; the Company’s ability to respond to changing technologies; the impact of acquisitions, divestitures or investments made by the Company; the impact of changes in the market on the value of our investments; changes in the regulatory environment; the Company’s ability to hire and retain highly skilled employees; the ability of the Company to manage and oversee the outsourcing of engineering work; the security measures of the Company are breached and customer data or our data is obtained unlawfully; service interruptions or delays from our third-party data center hosting facilities; and the effectiveness of the Company’s disclosure controls and procedures and internal controls over financial reporting.

Further information on factors that could cause actual results to differ from those anticipated is detailed in various publicly available documents made by the Company from time to time with the Securities and Exchange Commission, including but not limited to, those appearing under the caption “Certain Risk Factors” in the Company’s Annual Report on Form 10-K filed on April 4, 2014. Any forward-looking statements should be considered in light of those factors. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak as of the date they are made. The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results may differ from those set forth in the forward-looking statements.

-more-

SeaChange Q1 FY15 Results/Page 4

SeaChange International, Inc.

Condensed Consolidated Balance Sheets

(Amounts in thousands)

	April 30,	January 31,
	2014	2014
	(Unaudited)
Assets
Cash and cash equivalents	$103,257	$115,734
Marketable securities	13,350	12,369
Accounts and other receivables, net	31,098	35,714
Inventories, net	6,322	6,632
Prepaid expenses and other current assets	7,381	5,449
Property and equipment, net	17,337	18,530
Goodwill and intangible assets, net	57,557	58,005
Other assets	3,891	1,887

Total assets	$240,193	$254,320

Liabilities and Stockholders’ Equity
Accounts payable and other current liabilities	$16,425	$19,179
Deferred revenues	26,037	25,628
Other long term liabilities	949	936
Deferred tax liabilities and income taxes payable	4,190	4,136

Total liabilities	47,601	49,879

Total stockholders’ equity	192,592	204,441

Total liabilities and stockholders’ equity	$240,193	$254,320

-more-

SeaChange Q1 FY15 Results/Page 5

SeaChange International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Unaudited, amounts in thousands, except per share data)

	Three Months Ended
	April 30,
	2014	2013
Revenues:
Products	$5,058	$14,808
Services	19,279	20,744

Total revenues	24,337	35,552

Cost of revenues:
Products	1,544	2,658
Services	11,595	13,443
Amortization of intangible assets	270	313
Stock-based compensation expense	37	54

Total cost of revenues	13,446	16,468

Gross profit	10,891	19,084

Operating expenses:
Research and development	10,928	9,692
Selling and marketing	3,438	3,602
General and administrative	4,016	4,967
Amortization of intangible assets	1,509	836
Stock-based compensation expense	559	1,059
Earn-outs and change in fair value of earn-outs	—	20
Professional fees: acquisitions, divestitures, litigation, and strategic alternatives	102	495
Severance and other restructuring costs	474	229

Total operating expenses	21,026	20,900

Loss from operations	(10,135)	(1,816)
Other income (expenses), net	415	(465)

Loss before income taxes and equity income in earnings of affiliates	(9,720)	(2,281)
Income tax benefit	(234)	(241)
Equity income in earnings of affiliates, net of tax	19	20

Loss from continuing operations	(9,467)	(2,020)
Income from discontinued operations, net of tax	—	35

Net loss	$(9,467)	$(1,985)

Net loss per share:
Basic loss per share	$(0.29)	$(0.06)

Diluted loss per share	$(0.29)	$(0.06)

Net loss per share from continuing operations:
Basic loss income per share	$(0.29)	$(0.06)

Diluted loss per share	$(0.29)	$(0.06)

Net income per share from discontinued operations:
Basic income per share	$—	$0.00

Diluted income per share	$—	$0.00

Weighted average common shares outstanding:
Basic	32,985	32,513

Diluted	32,985	32,513

-more-

SeaChange Q1 FY15 Results/Page 6

SeaChange International, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, amounts in thousands)

	Three Months Ended
	April 30,
	2014	2013
Cash flows from operating activities:
Net loss	$(9,467)	$(1,985)
Net loss from discontinued operations	—	(35)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities from continuing operations:
Depreciation of property and equipment	995	1,180
Amortization of intangible assets	1,779	1,149
Stock-based compensation expense	596	1,113
Other	11	101
Changes in operating assets and liabilities:
Accounts receivable	4,855	4,943
Unbilled receivables	40	(2,850)
Inventories	244	(583)
Prepaid expenses and other assets	(1,793)	4,081
Accounts payable	771	(831)
Accrued expenses	(3,731)	(1,652)
Deferred revenues	277	(1,349)
Other	141	(214)

Net cash (used in) provided by operating activities from continuing operations	(5,282)	3,068
Net cash provided by operating activities from discontinued operations	—	35

Total cash (used in) provided by operating actvities	(5,282)	3,103

Cash flows from investing activities:
Purchases of property and equipment	(371)	(507)
Purchases of marketable securities	(1,543)	(2,062)
Proceeds from sale and maturity of marketable securities	538	3,116
Investment in affiliate	(2,000)	—
Acquisition of businesses and payment of contingent consideration, net of cash acquired	—	(3,206)
Other investing activities, net	—	19

Net cash used in investing activities from continuing operations	(3,376)	(2,640)
Net cash provided by investing activities from discontinued operations	—	2,000

Total cash used in investing actvities	(3,376)	(640)

Cash flows from financing activities:
Repurchases of our common stock	(3,504)	—
Proceeds from issuance of common stock relating to stock option exercises	—	84

Total cash (used in) provided by financing activities	(3,504)	84

Effect of exchange rate changes on cash	(315)	(79)

Net (decrease) increase in cash and cash equivalents	(12,477)	2,468

Cash and cash equivalents, beginning of period	115,734	106,721

Cash and cash equivalents, end of period	$103,257	$109,189

-more-

SeaChange Q1 FY15 Results/Page 7

Use of Non-GAAP Financial Information

We define non-GAAP (loss) income from operations as U.S. Generally Accepted Accounting Principles (“U.S. GAAP”) operating loss plus stock-based compensation expenses, amortization of intangible assets, earn-outs and change in fair value of earn-outs, professional fees associated with acquisitions, divestitures, litigation and strategic alternatives and severance and other restructuring costs. We discuss non-GAAP (loss) income from operations in our quarterly earnings releases and certain other communications as we believe non-GAAP (loss) income from operations is an important measure that is not calculated according to U.S. GAAP. We use non-GAAP (loss) income from operations in internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to our Board of Directors, determining a component of bonus compensation for executive officers and other key employees based on operating performance and evaluating short-term and long-term operating trends in our operations. We believe that non-GAAP (loss) income from operations assists in providing an enhanced understanding of our underlying operational measures to manage the business, to evaluate performance compared to prior periods and the marketplace, and to establish operational goals. We believe that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in our financial and operational decision-making.

Non-GAAP (loss) income from operations is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with U.S. GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. We expect to continue to incur expenses similar to the non-GAAP (loss) income from operations financial adjustments described above, and investors should not infer from our presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

In managing and reviewing our business performance, we exclude a number of items required by U.S. GAAP. Management believes that excluding these items is useful in understanding the trends and managing our operations. We provide these supplemental non-GAAP measures in order to assist the investment community to see SeaChange through the “eyes of management,” and therefore enhance the understanding of SeaChange’s operating performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative to, our reported results prepared in accordance with U.S. GAAP. Our non-GAAP financial measures reflect adjustments based on the following items:

Amortization of Intangible Assets. We incur amortization expense of intangible assets related to various acquisitions that have been made in recent years. These intangible assets are valued at the time of acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. We believe that exclusion of these expenses allows comparisons of operating results that are consistent over time for both the Company’s newly-acquired and long-held businesses.

Stock-based Compensation Expense. We incur expenses related to stock-based compensation included in our U.S. GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. Although stock-based compensation is an expense we incur and is viewed as a form of compensation, the expense varies in amount from period to period, and is affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of our shares, risk-free interest rates and the expected term and forfeiture rates of the awards.

Earn-outs and Change in Fair Value of Earn-outs. Earn-outs and the change in the fair value of the earn-outs are considered by management to be non-recurring expenses to the former shareholders of the businesses we acquire. We also incur expense due to changes in fair value related to contingent consideration that we believe would otherwise impair comparability among periods.

-more-

SeaChange Q1 FY15 Results/Page 8

Professional Fees: Acquisitions, Divestitures, Litigation and Strategic Alternatives. We have excluded the effect of legal and other professional fees associated with our acquisitions, divestitures, litigation and strategic alternatives because the amounts are largely considered to be significant non-operating expenses.

Severance and Other Restructuring. We incur charges due to the restructuring of our business, including severance charges and facility reductions resulting from our restructuring and streamlining efforts and any changes due to revised estimates, which we generally would not have otherwise incurred in the periods presented as part of our continuing operations.

-more-

SeaChange Q1 FY15 Results/Page 9

The following table reconciles the Company’s U.S. GAAP loss from operations to the Company’s non-GAAP (loss) income from operations:

SeaChange International, Inc.

Reconciliation of GAAP to Non-GAAP

(Unaudited, amounts in thousands)

	Three Months Ended			Three Months Ended
	April 30, 2014			April 30, 2013
	GAAP			GAAP
	As Reported	Adjustments	Non-GAAP	As Reported	Adjustments	Non-GAAP
Revenues:
Products	$5,058	$—	$5,058	$14,808	$—	$14,808
Services	19,279	—	19,279	20,744	—	20,744

Total revenues	24,337	—	24,337	35,552	—	35,552

Cost of revenues:
Products	1,544	—	1,544	2,658	—	2,658
Services	11,595	—	11,595	13,443	—	13,443
Amortization of intangible assets	270	(270)	—	313	(313)	—
Stock-based compensation	37	(37)	—	54	(54)	—

Total cost of revenues	13,446	(307)	13,139	16,468	(367)	16,101

Gross profit	10,891	307	11,198	19,084	367	19,451

Gross profit percentage	44.8%	1.3%	46.0%	53.7%	1.0%	54.7%

Operating expenses:
Research and development	10,928	—	10,928	9,692	—	9,692
Selling and marketing	3,438	—	3,438	3,602	—	3,602
General and administrative	4,016	—	4,016	4,967	—	4,967
Amortization of intangible assets	1,509	(1,509)	—	836	(836)	—
Stock-based compensation expense	559	(559)	—	1,059	(1,059)	—
Earn-outs and change in fair value of earn-outs	—	—	—	20	(20)	—
Professional fees: acquisitions, divestitures, litigation and strategic alternatives	102	(102)	—	495	(495)	—
Severance and other restructuring costs	474	(474)	—	229	(229)	—

Total operating expenses	21,026	(2,644)	18,382	20,900	(2,639)	18,261

(Loss) income from operations	$(10,135)	$2,951	$(7,184)	$(1,816)	$3,006	$1,190

(Loss) income from operations percentage	(41.6%)	12.1%	(29.5%)	(5.1%)	8.4%	3.3%

Weighted average common shares outstanding:
Basic	32,985	32,985	32,985	32,513	32,513	32,513

Diluted	32,985	33,441	32,985	32,513	33,169	33,169

Non-GAAP operating (loss) income per share:
Basic	$(0.31)	$0.09	$(0.22)	$(0.05)	$0.09	$0.04

Diluted	$(0.31)	$0.09	$(0.22)	$(0.05)	$0.09	$0.04

Adjusted EBITDA:

Loss from operations			$(10,135)			$(1,816)

Depreciation expense			995			1,180
Amortization of intangible assets			1,779			1,149
Stock-based compensation expense			596			1,113
Earn-outs and changes in fair value			—			20
Professional fees: acquisitions, divestitures, etc.			102			495
Severance and other restructuring			474			229

Adjusted EBITDA			$(6,189)			$2,370

Adjusted EBITDA %			(25.4%)			6.7%

—end press release and tables—